Exhibit 10.7
THIRD AMENDMENT TO THE
DTE ENERGY COMPANY
SUPPLEMENTAL RETIREMENT PLAN
(Amended and Restated Effective January 1, 2005)
As authorized by resolutions adopted by the DTE Energy Benefit Plan Administration Committee on February 23, 2018, the DTE Energy Company Supplemental Retirement Plan (Amended and Restated Effective January 1, 2005), is amended as follows, effective January 1, 2018:
1.    New Sections 2.4 and 2.5 are added as follows:
ARTICLE 2
Definitions
Section 2.4    Participant. “Participant” means an employee who satisfies the requirements of Article 5 for participating in the Plan
Section 2.5.    Retirement Plan. “Retirement Plan” means the Qualified Plan or the DTE Gas Company Retirement Plan for Employees Covered by Collective Bargaining Agreements, as applicable with respect to an individual Participant.
2.    Article 3 is amended to read as follows:
ARTICLE 3
Purpose
The principal purpose of the Plan is to provide for the payment of certain benefits that would not otherwise be payable under a Retirement Plan. Benefits payable under Section 6.1(a) are intended to be benefits payable under an “excess benefit plan” as described in Section 3(36) of ERISA. All other benefits payable under Article 6 are intended to be payable to a “select group of management or highly compensated employees” of the Company and any other corporation which is a Participating Employer under the Qualified Plan that also elects to participate in this Plan.
It is intended that this Plan be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA by only providing benefits under an “excess benefit plan” within the meaning of Section 3(36) of ERISA or to a “select group of management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA.

3.    Sections 5.1(b) and (c) are amended to read as follows:
ARTICLE 5
Eligibility
Section 5.1.    Participants.
(b)    415 Limits. An employee whose benefits under a Retirement Plan are limited because of the limitation on benefits and contributions under Section 415 of the Code is eligible for the benefits provided by Section 6.1(a) of this Plan. An employee described in this Section 5.1(b) who is not also designated as eligible for participation under Section 5.2 is not eligible for any other Plan benefits.
(c)    Retirement Plan Eligibility. Notwithstanding the foregoing:
(1)    No employee is eligible for benefits provided under Section 6.1(a) until the employee has satisfied the eligibility requirements of the applicable Retirement Plan; and
(2)    No employee is eligible for benefits provided under Section 6.1(b) or (c) or Section 6.2 until the employee has satisfied the eligibility requirements of the Qualified Plan.
4.    Section 6.1 is amended to read as follows:
ARTICLE 6
Employers’ Obligation
Section 6.1.    Qualified Plan Benefit.
(a)    DTE Energy Corporate Services, LLC will pay under this Plan any amount that a Participant would have been entitled to receive under a Retirement Plan but for the limitation on benefits and contributions under Section 415 of the Code.
(b)    DTE Energy Corporate Services, LLC will pay under this Plan any amount that a Participant would have been entitled to receive under the Qualified Plan but for the limitation on compensation under Section 401(a)(17) of the Code and any other provision of the Code or other law that the Committee hereafter designates.
(c)    DTE Energy Corporate Services, LLC will pay under this Plan any amount that a Participant would have been entitled to receive under the Qualified Plan but for the exclusion of deferrals under the DTE Energy Company Supplemental Savings Plan and the DTE Energy Company Executive Deferred Compensation Plan from the definition of compensation under the option of the Qualified Plan applicable to such Participant.

5.    The first sentence of Section 7.1(b)(1) is amended by replacing “Qualified Plan” with “Retirement Plan.”
6.    The first and fourth sentences of Section 7.3 are amended by replacing “Qualified Plan” with “Retirement Plan.”
7.    Both sentences of Section 7.6 are amended by replacing “Qualified Plan” with “Retirement Plan.”

This Amendment is executed on behalf of the Committee by its Chairperson, as authorized by the Committee’s resolution.

Dated: February 23, 2018

/s/Diane M. Antishin
Diane M. Antishin
Vice President, Human Resources Operations
Committee Chairperson